UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2023

BETTER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39864	85-3472546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

548 Market Street #49404 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 887-2311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BTTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On April 10, 2023, Dr. Suying Liu notified Better Therapeutics, Inc., formerly Mountain Crest Acquisition Corp. II (the “Company”) of his resignation as a member of the Company’s board of directors, effective immediately. Dr. Liu was the Chairman and Chief Executive Officer of the special purpose acquisition company Mountain Crest Acquisition Corp. II prior to its business combination with and renaming as Better Therapeutics, Inc. in October 2021. He remained on the combined company’s board of directors following the business combination until his resignation. Dr. Liu’s resignation did not result from any disagreement with the Company or any person affiliated with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Better Therapeutics, Inc.

Dated: April 14, 2023	By:	/s/ Mark Heinen
	Name:	Mark Heinen
	Title:	Interim Chief Financial Officer